Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended September 30, 2025 and Declaration of Distributions on Common Stock for the Months Ending January 31, February 28, and March 31, 2026.

GREENWICH, CT – 11/4/2025 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQG) (NasdaqGS: OXSQH) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended September 30, 2025.

•	On October 30, 2025, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
January 31, 2026	January 16, 2026	January 30, 2026	$0.035
February 28, 2026	February 13, 2026	February 27, 2026	$0.035
March 31, 2026	March 17, 2026	March 31, 2026	$0.035

•	Net asset value (“NAV”) per share as of September 30, 2025 stood at $1.95, compared with a NAV per share on June 30, 2025 of $2.06.

•	Net investment income (“NII”) was approximately $5.6 million, or $0.07 per share, for the quarter ended September 30, 2025, compared with approximately $5.5 million, or $0.08 per share, for the quarter ended June 30, 2025.

•	Total investment income for the quarter ended September 30, 2025 amounted to approximately $10.2 million, compared with approximately $9.5 million for the quarter ended June 30, 2025.

o	For the quarter ended September 30, 2025 we recorded investment income from our portfolio as follows:

▪	$5.2 million from our debt investments;

▪	$4.3 million from our CLO equity investments; and

▪	$0.8 million from other income.

•	Our total expenses for the quarter ended September 30, 2025 were approximately $4.7 million, compared with total expenses of approximately $4.0 million for the quarter ended June 30, 2025.

•	As of September 30, 2025, the following metrics applied (note that none of these metrics represented a total return to shareholders):

o	The weighted average yield of our debt investments was 14.6% at current cost, compared with 14.5% as of June 30, 2025;

o	The weighted average effective yield of our CLO equity investments at current cost was 9.7%, compared with 8.8% as of June 30, 2025;

o	The weighted average cash distribution yield of our cash income producing senior secured note investments at current cost was 9.5%, compared with 9.0% as of June 30, 2025; and

o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 14.3%, compared with 13.8% as of June 30, 2025.

•	For the quarter ended September 30, 2025, we recorded a net decrease in net assets resulting from operations of approximately $2.1 million, consisting of:
o	NII of approximately $5.6 million;
o	Net realized losses of approximately $153,000; and
o	Net unrealized depreciation of approximately $7.5 million.

•	During the third quarter of 2025, our investment activity consisted of purchases of approximately $58.1 million and repayments of approximately $31.3 million. No sales were made during the quarter.

•	Our weighted average credit rating was 2.2 based on total fair value and 2.3 based on total principal amount as of September 30, 2025, which was approximately the same as of June 30, 2025.

•	As of September 30, 2025, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $4.9 million.

•	For the quarter ended September 30, 2025, we issued a total of approximately 5.4 million shares of common stock pursuant to an “at-the-market” offering. After deducting the sales agent’s commissions and offering expenses, this resulted in net proceeds of approximately $11.8 million. As of September 30, 2025, we had approximately 81.7 million shares of common stock outstanding.

•	On October 30, 2025, our Board of Directors authorized a 12-month share repurchase program (the “Share Repurchase Program”). Under the Share Repurchase Program, we may repurchase, during the 12-month period commencing on October 30, 2025, up to $25.0 million in the aggregate of our outstanding common stock in the open market. The timing, manner, price and amount of any share repurchases will be determined by us, in our discretion, based upon the evaluation of economic and market conditions, our stock price, applicable legal, contractual and regulatory requirements and other factors. The Share Repurchase Program is expected to be in effect until October 30, 2026, unless extended or until the aggregate repurchase amount has been expended. The Share Repurchase Program does not require us to repurchase any specific number of shares, and we cannot assure stockholders that any shares will be repurchased under the Share Repurchase Program. The Share Repurchase Program may be suspended, extended, modified or discontinued at any time.

We will hold a conference call to discuss third quarter results today, Tuesday, November 4th, 2025 at 9:00 AM ET. The toll-free dial-in number is 1-800-549-8228. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-888-660-6264. The replay pass-code number is 67571#.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $383,122,574 and $358,356,496, respectively)	$260,470,585	$256,238,759
Affiliated investments (cost: $- and $16,836,822, respectively)	—	4,614,100
Cash equivalents	50,264,000	34,433,088
Cash	524,037	493,380
Interest and distributions receivable	2,228,680	2,724,049
Other assets	1,252,505	1,227,598
Total assets	$314,739,807	$299,730,974
LIABILITIES
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $1,093,253 and $1,381,619, respectively	79,406,747	79,118,381
Notes payable – 7.75% Unsecured Notes, net of deferred issuance costs of $2,765,830 and $0, respectively	71,984,170	—
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $0 and $309,812, respectively	—	44,480,938
Accrued expenses	1,652,328	1,018,261
Accrued interest payable	1,606,886	1,204,487
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,053,566	1,215,964
Due to transfer agent	80,964	—
Securities purchased, not settled	—	12,027,463
Total liabilities	155,784,661	139,065,494

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 81,669,408 and 69,758,938 shares issued and outstanding, respectively	816,694	697,590
Capital in excess of par value	515,339,576	487,943,476
Total distributable earnings/(accumulated losses)	(357,201,124)	(327,975,586)
Total net assets	158,955,146	160,665,480
Total liabilities and net assets	$314,739,807	$299,730,974
Net asset value per common share	$1.95	$2.30

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$5,162,078	$6,121,942	$15,782,283	$19,564,808
Income from securitization vehicles and investments	4,298,003	3,526,850	12,109,128	11,345,140
Other income	779,852	692,132	2,031,753	1,553,856
Total investment income from non-affiliated/non-control investments	10,239,933	10,340,924	29,923,164	32,463,804
Total investment income	10,239,933	10,340,924	29,923,164	32,463,804
EXPENSES
Interest expense	2,559,400	1,962,676	6,447,732	5,884,642
Base Fee	1,053,566	1,083,351	3,148,663	3,094,519
Professional fees	351,582	359,275	1,119,285	1,162,059
Compensation expense	254,096	209,473	721,969	590,853
General and administrative	357,769	395,259	1,073,155	1,189,403
Excise tax	104,778	143,735	250,179	95,711
Total expenses before incentive fees	4,681,191	4,153,769	12,760,983	12,017,187
Net Investment Income Incentive Fees	—	—	—	—
Capital gains incentive fees	—	—	—	—
Total incentive fees	—	—	—	—
Total expenses	4,681,191	4,153,769	12,760,983	12,017,187
Net investment income	5,558,742	6,187,155	17,162,181	20,446,617
NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) AND REALIZED GAINS/(LOSSES) ON INVESTMENT TRANSACTIONS
Net change in unrealized (depreciation)/appreciation on investments:
Non-Affiliate/non-control investments	(7,497,769)	3,543,362	(8,311,530)	34,041,844
Affiliated investments	—	2,299,931	—	(432,496)
Total net change in unrealized (depreciation)/appreciation on investments.	(7,497,769)	5,843,293	(8,311,530)	33,609,348
Net realized losses:
Non-affiliated/non-control investments	(32,797)	(12,904,989)	(14,512,854)	(51,439,891)
Extinguishment of debt.	(120,339)	—	(166,118)	—
Total net realized losses.	(153,136)	(12,904,989)	(14,678,972)	(51,439,891)
Net (decrease)/increase in net assets resulting from operations	$(2,092,163)	$(874,541)	$(5,828,321)	$2,616,074
Net increase in net assets resulting from net investment income per common share (Basic and Diluted)	$0.07	$0.10	$0.23	$0.33
Net increase/(decrease) in net assets resulting from operations per common share (Basic and Diluted)	$(0.03)	$(0.01)	$(0.08)	$0.04
Weighted average shares of common stock outstanding (Basic and Diluted)	79,362,161	64,796,212	73,960,101	61,707,951
Distributions per share	$0.105	$0.105	$0.210	$0.210

FINANCIAL HIGHLIGHTS (Unaudited)

Financial highlights for the three and nine months ended September 30, 2025 and 2024, respectively, are as follows:

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Per Share Data
Net asset value at beginning of period	$2.06	$2.43	$2.30	$2.55
Net investment income(1)	0.07	0.10	0.23	0.33
Net realized and unrealized (losses)/gains(2)	(0.08)	(0.11)	(0.30)	(0.29)
Net (decrease)/increase in net asset value from operations	(0.01)	(0.01)	(0.07)	0.04
Distributions per share from net investment income	(0.11)	(0.11)	(0.31)	(0.32)
Tax return of capital distributions(3)	—	—	—	—
Total distributions	(0.11)	(0.11)	(0.31)	(0.32)
Effect of shares issued	0.01	0.04	0.03	0.08
Net asset value at end of period	$1.95	$2.35	$1.95	$2.35
Per share market value at beginning of period	$2.23	$2.94	$2.44	$2.86
Per share market value at end of period	$1.59	$2.83	$1.59	$2.83
Total return based on market value(4)	(24.74)%	(0.25)%	(24.97)%	9.71%
Total return based on net asset value(5)	(0.24)%	1.03	(1.52)%	4.51%
Shares outstanding at end of period	81,669,408	67,869,056	81,669,408	67,869,056

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$158,955	$159,471	$158,955	$159,471
Average net assets (000’s)	$159,032	$154,529	$154,339	$149,873
Ratio of expenses to average net assets(6)	11.77%	10.71%	11.04%	10.75%
Ratio of net investment income to average net assets(6)	13.98%	16.06%	14.81%	18.13%
Portfolio turnover rate(7)	11.31%	10.95%	25.98%	25.25%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan. Total return is not annualized.

(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date investment sales and debt repayments or year-to-date investment purchases over the average of the total investments at fair value.

(8)	The following table provides supplemental ratios (annualized) measured for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Ratio of expenses to average net assets:
Net investment income incentive fees	11.77%	10.71%	11.04%	10.75%
Capital gains incentive fees	—%	—%	—%	—%
Ratio of expenses, excluding interest expense to average net assets	5.34%	5.63%	5.47%	5.52%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and, to a lesser extent, debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280

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